UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-31161

23-2908305

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Arena Pharmaceuticals, Inc. has adopted the amended and restated bylaws of Arena that are attached hereto as Exhibit 3.2 and effective as of December 16, 2005. The Board amended Arena’s bylaws to remove provisions previously required under the terms of Arena’s Stockholders Agreement (the “Stockholders Agreement”) with BVF Inc. and other entities listed on the signature pages thereto (collectively, “BVF”), dated as of January 17, 2003, including BVF’s former right to cause Arena to call a stockholders meeting under specified circumstances and time restrictions on the nomination of directors. The Board also amended Arena’s bylaws to modify provisions regarding the inspectors of election, notice requirements for regular meetings of the Board, committees of the Board, and the fixing of record dates.

                The above description is qualified in its entirety by reference to the amended and restated bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

3.2                                 Amended and Restated Bylaws of Arena Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Arena Pharmaceuticals, Inc.